UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 12, 2012

Date of Report (Date of earliest event reported)

Commission File Number	Exact Name of Registrant as Specified in Its Charter; State of Incorporation; Address of Principal Executive Offices; and Telephone Number	IRS Employer Identification Number

333-85496	EXELON GENERATION COMPANY, LLC (a Pennsylvania limited liability company) 300 Exelon Way Kennett Square, Pennsylvania 19348-2473 (610) 765-5959	23-3064219

1-1839	COMMONWEALTH EDISON COMPANY (an Illinois corporation) 440 South LaSalle Street Chicago, Illinois 60605-1028 (312) 394-4321	36-0938600

000-16844	PECO ENERGY COMPANY (a Pennsylvania corporation) P.O. Box 8699 2301 Market Street Philadelphia, Pennsylvania 19101-8699 (215) 841-4000	23-0970240

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5—Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, in connection with the merger of Exelon Corporation (Exelon) and Constellation Energy Group, Inc. (Constellation), which closed on March 12, 2012, there have been a number of changes to the officers and directors of Exelon Generation Company, LLC (Generation), Commonwealth Edison Company (ComEd) and PECO Energy Company (PECO).

Generation

Effective as of March 12, 2012, John W. Rowe retired as chairman, Generation, Matthew F. Hilzinger resigned as chief financial officer, Generation, and Matthew R. Galvanoni resigned as chief accounting officer, Generation. Andrew L. Good, previously senior vice president, corporate strategy and development at Constellation, became senior vice president and chief financial officer, Generation, and Robert “Buddy” Aiken, previously executive director and assistant controller, Constellation, became vice president and controller, Generation. In addition, Sunil Garg resigned as senior vice president, Generation and president, Exelon Power.

ComEd

Frank M. Clark retired as chairman and chief executive officer and director and John W. Rowe retired as a director. Effective February 24, 2012, Christopher M. Crane was appointed to the ComEd board and became its chairman, and Anne M. Pramaggiore, previously ComEd’s president and chief operating officer, became president and chief executive officer and was appointed to the ComEd board. Denis P. O’Brien was appointed to the ComEd board and serves as vice chairman effective as of March 12, 2012. Terence R. Donnelly, previously executive vice president, operations, became executive vice president and chief operating officer. John T. Hooker, executive vice president, legislative and external affairs, retired effective February 24, 2012.

PECO

Effective as of March 12, 2012, John W. Rowe retired as director and chairman of the PECO board and Christopher M. Crane was appointed to the PECO board and became its chairman. In addition, Denis P. O’Brien resigned as president and chief executive officer of PECO and was appointed to the additional position of vice chairman of the PECO board. Craig L. Adams was appointed to the PECO board and was elected as president and chief executive officer. Michael A. Innocenzo, previously vice president, distribution system operations and smart meter/smart grid, became senior vice president, operations. Paul R. Bonney resigned as vice president and general counsel, and Romulo L. Diaz, previously vice president, governmental and external affairs, became vice president and general counsel. Jorge A. Acevedo resigned as vice president and controller and Scott A. Bailey, previously assistant controller at Generation, became PECO’s vice president and controller.

* * * * *

This combined Form 8-K is being furnished separately by Generation, ComEd and PECO (Registrants). Information contained herein relating to any individual Registrant has been furnished by such Registrant on its own behalf. No Registrant makes any representation as to information relating to any other Registrant.

This Current Report includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. The factors that could cause actual results to differ materially from these forward-looking statements include those discussed herein as well as those discussed in (1) Exelon’s 2011 Annual Report on Form 10-K in (a) ITEM 1A. Risk Factors, (b) ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) ITEM 8. Financial Statements and Supplementary Data: Note 18; and (2) other factors discussed in filings with the Securities and Exchange Commission by the Registrants. Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this Current Report. None of the Registrants undertakes any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this Current Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXELON GENERATION COMPANY, LLC

/s/ Bruce G. Wilson
Bruce G. Wilson
Corporate Secretary
Exelon Generation Company, LLC

COMMONWEALTH EDISON COMPANY

/s/ Bruce G. Wilson
Bruce G. Wilson
Assistant Corporate Secretary
Commonwealth Edison Company

PECO ENERGY COMPANY

/s/ Bruce G. Wilson
Bruce G. Wilson
Corporate Secretary
PECO Energy Company

March 16, 2012